UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2020

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreements

Merger Agreement

On February 11, 2020, Heartland Financial USA, Inc. (“Heartland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AIM Bancshares, Inc. (“AIM”) providing for Heartland’s acquisition of AIM. The Merger Agreement provides that, subject to the conditions and upon the terms set forth therein, AIM will be merged with and into Heartland (the “Merger”). Immediately after the Merger, AimBank, a Texas state chartered bank and the wholly owned subsidiary of AIM, will merge with and into First Bank & Trust, a Texas state chartered bank and a wholly owned subsidiary of Heartland (the “Bank Merger”).

On the closing date of the Merger, holders of shares of AIM common stock (which holders will own an aggregate of approximately 24,554 shares of AIM common stock as of the closing date of the Merger) shall receive 207.00 shares of Heartland common stock and $685.00 in cash for each share of AIM common stock owned by such holders, subject to adjustment as described below. As a result, an aggregate of approximately 5,082,678 shares of Heartland common stock are expected to be issued in the Merger.

If AIM’s Adjusted Tangible Common Equity (as defined in the Merger Agreement) is less than $145,000,000, the cash consideration paid to holders of AIM common stock in the Merger will be reduced by an amount equal to (a) the amount by which the Adjusted Tangible Common Equity is lower than $145,000,000, divided by (b) the aggregate number of shares of AIM common stock issued and outstanding. However, if the effective time of the Merger occurs prior to June 30, 2020, the $145,000,000 threshold amount will be reduced by an amount equal to the product of $70,000 times the number of calendar days from the effective time through June 30, 2020. In addition, in the event the Adjusted Tangible Common Equity is greater than $148,000,000, such cash consideration will be increased by an amount equal to the lesser of (i) $5,000,000, and (ii)(A) the amount by which the Adjusted Tangible Common Equity is above $148,000,000 divided by (B) the aggregate number of shares of AIM common stock issued and outstanding.

Pursuant to the Merger Agreement, holders of options to purchase shares of AIM common stock which are outstanding and unexercised immediately prior to the effective time of the Merger will be canceled. The consideration for such cancellation will be the receipt of an amount in cash equal to the product of (a) the number of shares of AIM common stock subject to such options immediately prior to the effective time, and (b)(i) the excess of the consideration payable to AIM shareholders in the Merger over (ii) the exercise per share of the options to purchase shares of AIM common stock.

Based on the closing price of such common stock of $49.88 per share on February 10, 2020, the shares of Heartland common stock to be issued in the Merger along with the cash to be paid holders of AIM common stock represented an aggregate value of approximately $270.3 million. The cash to be paid holders of in-the-money options to purchase AIM common stock represented a value of approximately $10.0 million. As a result, the aggregate deal value is approximately $280.4 million. The value of the merger consideration received by holders of AIM common stock will change with fluctuations in the price of Heartland common stock. At the closing of the Merger, Heartland will also (a) repay in full a long-term loan of AIM in the aggregate principal of approximately $2.0 million, and (b) assume all obligations of AIM with respect to certain subordinated debentures (which have a par value of approximately $3.1 million) issued in connection with a trust preferred securities financing by AIM.

The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, AIM has agreed to pay Heartland a termination fee of $11,000,000. Subject to Heartland’s option to increase the exchange ratio, in the event of a significant decline in the trading price of Heartland common stock, AIM may exercise certain “double-trigger” walkaway rights and terminate the Merger Agreement. In addition, subject to AIM’s option to reduce the exchange ratio, in the event of a significant increase in the trading price of Heartland common stock, Heartland may exercise certain “double-trigger” walk-away rights and terminate the Merger Agreement.

The Merger is subject to the satisfaction of customary closing conditions, including adoption of the Merger Agreement by the AIM shareholders, receipt of bank regulatory approvals and the Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended, Heartland’s registration statement covering the issuance of the shares of Heartland common stock in the Merger. Heartland anticipates that the Merger will be completed in the third quarter of 2020. Each of Heartland and AIM will have the right to terminate the Merger Agreement if the Merger is not completed by September 30, 2020.

The foregoing description of the Merger Agreement and related transactions have been included to provide investors with information regarding the terms of the Merger Agreement. Such description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which will be filed as part of the Registration Statement (as defined below).

Additional Information and Where to Find It

Heartland intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Heartland common stock that will be issued to AIM shareholders. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for a special meeting of the AIM shareholders at which the Merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about AIM, Heartland and the Merger. All AIM shareholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com) or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland, at (563) 589-1994.

AIM and certain of the directors and executive officers of AIM may be deemed to be participants in the solicitation of proxies from the shareholders of AIM in connection with the Merger. Information about the directors and executive officers of AIM and their securities holdings will be included in the Proxy Statement/Prospectus, when it is filed as part of the Registration Statement. Information about the directors and executive officers of Heartland and their beneficial ownership of Heartland common stock is set forth in the proxy statement for Heartland’s 2019 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 5, 2019. Additional information regarding the interests in the Merger of the AIM directors and executive officers and other persons who may be deemed participants in the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus.

Item 7.01 Regulation FD Disclosure

On February 11, 2020, Heartland issued a press release announcing the execution of the Merger Agreement. A copy of the press release announcing the Merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Heartland has posted an investor presentation relating to the Merger on the “Investor Relations” page on its Internet website (www.htlf.com). A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this investor presentation.

The press release and investor presentation are furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such Section 18.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.

99.1 Press Release dated February 11, 2020.

99.2  Investor Presentation, February 11, 2020.

104 The cover page of this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2020	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer